Dentsply Sirona Reports Second Quarter 2016 Results

•	Reported revenues of $1.02 billion, up 46.4% compared to prior year; sales of the combined businesses[1] grew 3.4% excluding the effect of exchange rates

•	GAAP EPS of $0.44 grew 41.9%, and non-GAAP adjusted EPS grew 4.1% to $0.76

•	Dentsply Sirona reiterates 2016 guidance

•	Announced agreement to acquire MIS Implants

York, Pennsylvania, August 5, 2016 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (NASDAQ: XRAY), The Dental Solutions CompanyTM, today announced its financial results for the three months ended June 30, 2016.

Second Quarter 2016 vs. Second Quarter 2015 Financial Results

Reported net sales of $1.02 billion increased 46.4% compared to $698.0 million in the second quarter of 2015. Sales (excluding precious metals) of the combined businesses1 grew 3.4% at constant currency exchange rates during the three month period ending June 30, 2016. Excluding a 1.5% benefit from net acquisitions and a 0.5% unfavorable impact from discontinued products, internal sales growth of our combined businesses was 2.4%. Sales (excluding precious metals) were negatively impacted by approximately 0.7% due to the strengthening of the U.S. dollar over the prior year period.

On a geographic basis, U.S. reported net sales, excluding precious metals, of $365.9 million increased 46.3% compared to $250.1 million in the second quarter of 2015. Sales (excluding precious metals) of the combined businesses grew 3.8% on a constant currency basis during the three month period ending June 30, 2016. This includes a benefit of 3.2% from net acquisitions and was unfavorably impacted by discontinued products by approximately 0.6%, which results in internal growth of 1.2%.

Reported net sales in Europe, excluding precious metals, increased 37.0% to $382.2 million compared to $279.0 million in the second quarter of 2015. Sales (excluding precious metals) in Europe of the combined businesses declined 40 basis points on a constant currency basis during the three month period ending June 30, 2016. This includes an unfavorable impact of discontinued products of approximately 0.7%, which results in internal growth of 0.3%. Net sales (excluding precious metals) were negatively impacted by approximately 0.2% due to the strengthening of the U.S. dollar over the prior year period.

Reported net sales in Rest of World, excluding precious metals, increased 76.2% to $256.6 million compared to $145.6 million in the second quarter of 2015. Sales (excluding precious metals) in Rest of World of the combined businesses grew 8.6% on a constant currency basis during the three month period ending June 30, 2016. This includes a benefit of 1.3% from net acquisitions and was unfavorably impacted by discontinued products by approximately 0.2%, which results in internal growth of 7.5%. Net sales (excluding precious metals), were negatively impacted by approximately 2.4% due to the strengthening of the U.S. dollar over the prior year period.

In the Dental and Healthcare Consumables segment, net sales, excluding precious metals, increased by 8.0% to $526.7 million in the second quarter of 2016. Sales of our combined businesses for Dental and

Healthcare Consumables grew 3.4% on a constant currency basis during the three month period ending June 30, 2016. This includes a benefit of approximately 0.6% from net acquisitions and was unfavorably impacted by discontinued products by approximately 1.0%, which results in internal growth of 3.8%. Net sales, excluding precious metal content, were negatively impacted by approximately 1.0% due to the strengthening of the U.S. dollar over the prior year period.

Reported net sales for Technologies, increased by 155.8% to $478.0 million in the second quarter of 2016. This increase reflects the consolidation of Sirona for three months. For the three month period ending June 30, 2016, sales of the combined businesses for Technologies grew 3.3% on a constant currency basis, and internal sales growth of the combined businesses was 0.8%, excluding a 2.5% benefit from net acquisitions. Net sales, excluding precious metal content, were negatively impacted by approximately 0.4% due to the strengthening of the U.S. dollar over the prior year period.

Net income attributable to Dentsply Sirona for the second quarter of 2016 was $105.4 million, or $0.44 per diluted share, compared to $44.1 million, or $0.31 per diluted share in the second quarter of 2015. On an adjusted basis, excluding certain items, net earnings per diluted share grew 4.1% to $0.76 compared to $0.73 in the second quarter of 2015. A reconciliation of the non-GAAP measures to earnings per share calculated on a US-GAAP basis is provided in the attached table.

Jeffrey T. Slovin, Dentsply Sirona’s Chief Executive Officer commented: “I am pleased with the overall performance of our business this quarter. Sales grew 3.4% led by consumables and Rest of World. Earnings came in strong with improved margins backed by robust cash flow. We continue to effectively deploy capital for the benefit of our shareholders. This quarter we announced the acquisition of MIS implants, which marks our entry into the $1.5 billion value implants market. We also repurchased an additional $100 million of shares, and paid $18 million in dividends.

Mr. Slovin continued: “The integration is on track and our efforts are accelerating. As we move to the back half of the year we will ramp investments in R&D and global sales and service to support long-term growth. Next week’s SIROWORLD event will provide thousands of practitioners their first experience with the power of our integrated solutions. Through educational events like these, continuous innovation, and best-in-class customer service, Dentsply Sirona empowers dental professionals to deliver better, safer and faster dental care.”

1“Sales of our combined businesses” combines the historical consolidated revenues of DENTSPLY and Sirona, giving effect to the merger as if it had been consummated on January 1, 2015.
Non-GAAP adjusted EPS, constant currency growth and internal growth and results are non-GAAP financial measures that exclude certain items. Please refer to the disclosure at the end of the release.

Guidance for 2016^

Management anticipates adjusted EPS for 2016 in the range of $2.70 to $2.80, on constant currency revenue growth in the range of 4% to 6%.

Conference Call/Webcast Information

Dentsply Sirona’s management team will host an investor conference call and live webcast today at 8:30 am EST. A presentation related to the call will be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial (888) 471-3843 for domestic calls, or (719) 325-2144 for international calls. The Conference ID # is 4406462. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), replay passcode # 4406462.

About Dentsply Sirona:

Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 130-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company™, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s global headquarters is located in York, Pennsylvania, and the international headquarters is based in Salzburg, Austria. The company’s shares are listed in the United States on NASDAQ under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:

Joshua Zable
VP, Investor Relations and Corporate Communications
+1-718-482-2184
joshua.zable@dentsplysirona.com

Derek Leckow
VP, Investor Relations
+1-717-849-7863
derek.leckow@dentsplysirona.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "project," "forecast," or other similar words. Statements contained in this press release are based on information presently available to the Company and assumptions that the Company believe to be reasonable. The Company is not assuming any duty to update this information if those facts change or if the assumptions are no longer believed to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. These risk factors include, without limitation; risks that the new businesses will not be integrated successfully; risks that the combined companies will not realize the estimated cost savings, synergies and growth, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; unanticipated changes relating to competitive factors in the industries in which the Company operates; the ability to hire and retain key personnel; reliance on and integration of information technology systems; international, national or local economic, social or political conditions that could adversely affect the Company or its customers; risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; the ability to attract new customers and retain existing customers in the manner anticipated; the continued strength of dental and medical device markets; the timing, success and market reception for our new and existing products; uncertainty regarding governmental actions with respect to dental and medical products; outcome of litigation and/or governmental enforcement actions; volatility in the capital markets or changes in our credit ratings; continued support of our products by influential dental and medical professionals; our ability to successfully integrate acquisitions; risks associated with foreign currency exchange rates; risks associated with our competitors' introduction of generic or private label products; our ability to accurately predict dealer and customer inventory levels; our ability to successfully realize the benefits of any cost reduction or restructuring efforts; our ability to obtain a supply of certain finished goods and raw materials from third parties; changes in the general economic environment that could affect the business; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the net of tax impact of the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or product lines. In addition, this category includes the roll off to the consolidated statement of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

^Our guidance is presented on a non-GAAP basis, as it does not include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-GAAP items, including restructuring costs, many of which are difficult to predict. Therefore, we cannot provide a full reconciliation of these measures. The Company is unable at this time to address the probable significance of all of the unavailable information.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended June 30,
	2016	2015
Net sales	$1,022.0	$698.0
Net sales, excluding precious metal content	1,004.7	674.7

Cost of products sold	495.1	298.3

Gross profit	526.9	399.7
% of Net sales	51.6%	57.3%
% of Net sales, excluding precious metal content	52.4%	59.2%

Selling, general and administrative expenses	402.1	275.0

Restructuring and other costs	3.6	38.9

Operating income	121.2	85.8
% of Net sales	11.9%	12.3%
% of Net sales, excluding precious metal content	12.1%	12.7%

Net interest and other expense	(2.6)	8.8

Income before income taxes	123.8	77.0

Provision for income taxes	17.9	24.8

Equity in net loss of
unconsolidated affiliated company	—	(8.1)

Net income	105.9	44.1
% of Net sales	10.4%	6.3%
% of Net sales, excluding precious metal content	10.5%	6.5%

Less: Net income attributable to noncontrolling interests	0.5	—

Net income attributable to Dentsply Sirona	$105.4	$44.1

% of Net sales	10.3%	6.3%
% of Net sales, excluding precious metal content	10.5%	6.5%

Earnings per common share:
Basic	$0.45	$0.32
Diluted	$0.44	$0.31

Cash dividends declared per common share	$0.0775	$0.0725

Weighted average common shares outstanding:
Basic	233.7	139.8
Diluted	237.4	142.3

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2016	December 31, 2015
Assets

Current Assets:

Cash and cash equivalents	$311.6	$284.6
Accounts and notes receivable-trade, net	637.2	399.9
Inventories, net	523.1	340.4
Prepaid expenses and other current assets, net	266.5	171.8
Total Current Assets	1,738.4	1,196.7

Property, plant and equipment, net	794.1	558.8
Identifiable intangible assets, net	3,028.5	600.7
Goodwill, net	5,794.7	1,987.6
Other noncurrent assets, net	95.7	59.1

Total Assets	$11,451.4	$4,402.9

Liabilities and Equity

Current liabilities	$722.5	$476.0
Long-term debt	1,171.8	1,141.0
Deferred income taxes	849.8	160.3
Other noncurrent liabilities	391.7	286.2
Total Liabilities	3,135.8	2,063.5

Total Dentsply Sirona Equity	8,311.5	2,338.0
Noncontrolling interests	4.1	1.4
Total Equity	8,315.6	2,339.4

Total Liabilities and Equity	$11,451.4	$4,402.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:

Net income	$231.2	$108.0

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	55.1	38.8
Amortization	65.6	21.8
Amortization of deferred financing costs	2.1	2.2
Deferred income taxes	(70.5)	28.7
Share-based compensation expense	17.4	11.8
Restructuring and other costs - non-cash	3.3	45.8
Excess tax benefits from share-based compensation	(8.8)	(8.8)
Equity in net loss from unconsolidated affiliates	—	12.6
Other non-cash income	(31.5)	(13.6)
Loss on disposal of property, plant and equipment	0.5	0.5
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(82.8)	(40.0)
Inventories, net	44.7	4.1
Prepaid expenses and other current assets, net	(8.5)	1.8
Other noncurrent assets, net	1.6	0.7
Accounts payable	13.9	4.9
Accrued liabilities	(11.1)	(17.7)
Income taxes	(41.5)	(0.1)
Other noncurrent liabilities	7.4	9.7

Net cash provided by operating activities	188.1	211.2

Cash flows from investing activities:

Capital expenditures	(47.8)	(33.5)
Cash assumed in Sirona merger	522.3	—
Cash paid for acquisitions of businesses, net of cash acquired	(0.4)	(3.3)
Cash received from sale of business or product line	2.4	—
Cash received on derivatives contracts	10.7	14.3
Cash paid on derivatives contracts	(3.6)	(0.8)
Purchase of Company-owned life insurance policies	(1.7)	—
Proceeds from sale of property, plant and equipment, net	4.4	0.3

Net cash provided by (used in) investing activities	486.3	(23.0)

Cash flows from financing activities:

(Decrease) increase in short-term borrowings	(3.6)	33.4
Cash paid for treasury stock	(600.0)	(99.0)
Cash dividends paid	(28.6)	(19.6)
Cash paid for acquisition of noncontrolling interests of consolidated subsidiary	—	(80.5)
Proceeds from long-term borrowings	79.9	—
Repayments on long-term borrowings	(127.5)	(100.2)
Proceeds from exercised stock options	20.4	18.6
Excess tax benefits from share-based compensation	8.8	8.8

Net cash used in financing activities	(650.6)	(238.5)

Effect of exchange rate changes on cash and cash equivalents	3.2	(4.8)

Net increase (decrease) in cash and cash equivalents	27.0	(55.1)

Cash and cash equivalents at beginning of period	284.6	151.6

Cash and cash equivalents at end of period	$311.6	$96.5

Schedule of non-cash investing activities
Merger financed by common stock	$6,256.2	$—

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions)
(unaudited)

Segment Operating Income

The following tables set forth information about the Company’s segments adjusted operating income:

	Three Months Ended June 30,
	2016	2015

Dental and Healthcare Consumables	$151.7	$125.8
Technologies	112.1	21.7
Segment adjusted operating income before income taxes and interest	263.8	147.5

Reconciling items (income) expense:
All Other	93.8	11.4
Restructuring and other costs	3.6	38.9
Interest expense	9.3	9.8
Interest income	(0.4)	(0.7)
Other expense (income), net	(11.5)	(0.3)
Amortization of intangible assets	43.8	10.9
Depreciation resulting from the fair value step-up of property, plant and equipment from business combinations	1.4	0.5
Income before income taxes	$123.8	$77.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended June 30, 2016
Operating Income (Loss)

Operating Income	$121.2
Percentage of Net Sales, Excluding Precious Metal Content	12.1%
Business Combination Related Costs and Fair Value Adjustments	62.0
Amortization of Purchased Intangible Assets	43.6
Restructuring Program Related Costs and Other Costs	4.3
Credit Risk and Fair Value Adjustments	1.3
Adjusted Non-US GAAP Operating Income	$232.4
Percentage of Net Sales, Excluding Precious Metal Content	23.1%

Three Months Ended June 30, 2015
Operating Income (Loss)

Operating Income	$85.8
Percentage of Net Sales, Excluding Precious Metal Content	12.7%
Restructuring Program Related Costs and Other Costs	43.9
Amortization of Purchased Intangible Assets	10.9
Credit Risk and Fair Value Adjustments	2.0
Business Combination Related Costs and Fair Value Adjustments	0.4
Adjusted Non-US GAAP Operating Income	$143.0
Percentage of Net Sales, Excluding Precious Metal Content	21.2%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to Dentsply Sirona and on a per diluted common share basis to the non-US GAAP financial measures.

Three Months Ended June 30, 2016
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to Dentsply Sirona	$105.4	$0.44
Business Combination Related Costs and Fair Value Adjustments, Net of Tax	46.4	0.20
Amortization of Purchased Intangible Assets, Net of Tax	31.0	0.13
Restructuring Program Related Costs and Other Costs, Net of Tax	3.0	0.01
Credit Risk and Fair Value Adjustments, Net of Tax	1.3	0.01
Income Tax Related Adjustments	(6.2)	(0.03)
Adjusted Non-US GAAP Net Income Attributable to Dentsply Sirona	$180.9	$0.76

Three Months Ended June 30, 2015
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to Dentsply Sirona	$44.1	$0.31
Restructuring Program Related Costs and Other Costs, Net of Tax	37.0	0.26
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	8.3	0.06
Amortization of Purchased Intangible Assets, Net of Tax	7.6	0.05
Income Tax Related Adjustments	5.0	0.04
Credit Risk and Fair Value Adjustments, Net of Tax	1.3	0.01
Business Combination Related Costs and Fair Value Adjustments, Net of Tax	0.3	—
Adjusted Non-US GAAP Net Income Attributable to Dentsply Sirona	$103.6	$0.73

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended June 30, 2016
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$123.8	$(17.9)	14.5%
Business Combination Related Costs and Fair Value Adjustments	62.0	(15.6)
Amortization of Purchased Intangible Assets	43.6	(12.6)
Credit Risk and Fair Value Adjustments	2.0	(0.7)
Restructuring Program Related Costs and Other Costs	4.3	(1.3)
Income Tax Related Adjustments	—	(6.2)
As Adjusted - Non-US GAAP Operating Results	$235.7	$(54.3)	23.0%

Three Months Ended June 30, 2015
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$77.0	$(24.8)	32.2%
Restructuring Program Related Costs and Other Costs	43.9	(6.9)
Amortization of Purchased Intangible Assets	10.9	(3.3)
Credit Risk and Fair Value Adjustments	1.8	(0.5)
Business Combination Related Costs and Fair Value Adjustments	0.4	(0.1)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	(0.1)	—
Income Tax Related Adjustments	—	5.0
As Adjusted - Non-US GAAP Operating Results	$133.9	$(30.6)	22.9%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three month period ended June 30, 2016, sales of our combined businesses grew 3.4% on a constant currency basis. This includes a benefit of 1.5% from net acquisitions and was unfavorably impacted by discontinued products by approximately 50 basis points, which leads to internal growth of 2.4%. Net sales, excluding precious metal content, were negatively impacted by approximately 70 basis points due to the strengthening of the U.S. dollar over the prior year period. A reconciliation of reported net sales to net sales, excluding precious metal content, of the combined business for the three month period ended June 30, 2016 and 2015, respectfully, is as follows:

	Three Months Ended June 30,
(in millions, except percentages)	2016	2015	Variance %

Net sales	$1,022.0	$698.0	46.4%
Less: precious metal content of sales	17.3	23.3	(25.8%)
Net sales, excluding precious metal content	1,004.7	674.7	48.9%
Sirona net sales (a)	—	306.1	NM
Merger related adjustments (b)	1.6	—	NM
Elimination of intercompany net sales	—	(0.7)	NM
Non-US GAAP combined business, net sales, excluding precious metal content	$1,006.3	$980.1	2.7%
Foreign Exchange Impact			(0.7%)
Constant Currency Growth			3.4%
Net Acquisitions			1.5%
Discontinued Products			(0.5%)
Internal Growth			2.4%
(a) Represents Sirona sales for the quarter ended June 30, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.
NM - Not meaningful

In the US, for the three month period ended June 30, 2016, sales of our combined businesses grew 3.8% on a constant currency basis. This includes a benefit of 3.2% from net acquisitions and was unfavorably impacted by discontinued products by approximately 60 basis points, which results in internal growth of 1.2%. This was driven by higher demand in the Dental and Healthcare Consumables segment.

In Europe, for the three month period ended June 30, 2016, sales of our combined businesses declined 40 basis points on a constant currency basis. This includes an unfavorable impact of discontinued products of approximately 70 basis points, which results in internal growth of 0.3%. Net sales, excluding precious metal content, were negatively impacted by approximately 20 basis points due to the strengthening of the U.S. dollar over the prior year period. Growth in the Dental and Healthcare Consumables segment was offset by lower sales in the Technologies segment. In the prior year period, sales within the Technologies segment reflect the strong growth in the 2015 period due to higher demand after the biennial International Dental show.

In Rest of World, for the three month period ended June 30, 2016, sales of our combined businesses grew 8.6% on a constant currency basis. This includes a benefit of 1.3% from net acquisitions and was unfavorably impacted by discontinued products by approximately 20 basis points, which results in internal growth of 7.5%. Net sales, excluding precious metal content, were negatively impacted by approximately 2.4% due to the strengthening of the U.S. dollar over the prior year period. Internal sales growth in the Rest of World region was driven by comparable growth in both segments.

	Three Months Ended June 30, 2016				Q2 2016 Growth				Three Months Ended June 30, 2015
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$367.2	$392.4	$262.4	$1,022.0	45.7%	34.0%	71.5%	46.4%	$252.1	$292.9	$153.0	$698.0
Less: precious metal content of sales	1.3	10.2	5.8	17.3					2.0	13.9	7.4	23.3
Net sales, excluding precious metal content	365.9	382.2	256.6	1,004.7	46.3%	37.0%	76.2%	48.9%	250.1	279.0	145.6	674.7
Sirona net sales (a)	—	—	—	—					103.5	106.5	96.1	306.1
Merger related adjustments (b)	1.1	0.5	—	1.6					—	—	—	—
Elimination of intercompany net sales	—	—	—	—					—	(0.7)	—	(0.7)
Non-US GAAP combined business, net sales, excluding precious metal content	$367.0	$382.7	$256.6	$1,006.3	3.8%	(0.6%)	6.2%	2.7%	$353.6	$384.8	$241.7	$980.1
Foreign Exchange Impact					—%	(0.2%)	(2.4%)	(0.7%)
Constant Currency Growth					3.8%	(0.4%)	8.6%	3.4%
Net Acquisitions					3.2%	—%	1.3%	1.5%
Discontinued Products					(0.6%)	(0.7%)	(0.2%)	(0.5%)
Internal Growth					1.2%	0.3%	7.5%	2.4%
(a) Represents Sirona sales for the quarter ended June 30, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.

For Dental and Healthcare Consumables, for the three month period ended June 30, 2016, sales of our combined businesses grew 3.4% on a constant currency basis. This includes a benefit of approximately 60 basis points from net acquisitions and was unfavorably impacted by discontinued products by approximately 1.0%, which results in internal growth of 3.8%. Net sales, excluding precious metal content, were negatively impacted by approximately 1.0% due to the strengthening of the U.S. dollar over the prior year period. Sales growth across all regions was led by the Rest of World region.

For Technologies, for the three month period ended June 30, 2016, sales of our combined businesses grew 3.3% on a constant currency basis. This includes a benefit of 2.5% from net acquisitions which results in internal growth of 80 basis points. Net sales, excluding precious metal content, were negatively impacted by approximately 40 basis points due to the strengthening of the U.S. dollar over the prior year period. Sales growth in this segment reflects increased demand in the Rest of World region offset by sales declines in Europe which reflects the strong performance in the prior year related to the biennial International Dental show.

	Three Months Ended June 30, 2016			Q2 2016 Growth			Three Months Ended June 30, 2015
(in millions, except percentages)	Consumables	Technologies	Total	Consumables	Technologies	Total	Consumables	Technologies	Total

Net sales	$543.8	$478.2	$1,022.0	6.4%	155.6%	46.4%	$510.9	$187.1	$698.0
Less: precious metal content of sales	17.1	0.2	17.3				23.1	0.2	23.3
Net sales, excluding precious metal content	526.7	478.0	1,004.7	8.0%	155.8%	48.9%	487.8	186.9	674.7
Sirona net sales (a)	—	—	—				26.8	279.3	306.1
Merger related adjustments (b)	—	1.6	1.6				—	—	—
Elimination of intercompany net sales	—	—	—				(0.7)	—	(0.7)
Non-US GAAP combined business, net sales, excluding precious metal content	$526.7	$479.6	$1,006.3	2.4%	2.9%	2.7%	$513.9	$466.2	$980.1
Foreign Exchange Impact				(1.0%)	(0.4%)	(0.7%)
Constant Currency Growth				3.4%	3.3%	3.4%
Net Acquisitions				0.6%	2.5%	1.5%
Discontinued Products				(1.0%)	—%	(0.5%)
Internal Growth				3.8%	0.8%	2.4%
(a) Represents Sirona sales for the quarter ended June 30, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.